UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 5, 2014, the board of directors of Ur-Energy Inc. (the “Company”) adopted a new Code of Ethics applicable to its chief executive officer, chief financial officer, chief accounting officer and persons performing similar functions. This Code of Ethics for CEO, CFO and Senior Financial Officers (the “Senior Officer Code of Ethics”) shall be the Company’s Code of Ethics for purposes of the requirements of Item 406 of Regulation S-K. The Senior Officer Code of Ethics is an exhibit to the Company’s existing Code of Business Conduct and Ethics, which remains applicable to all directors, employees and officers, including the above-mentioned officers. The Company also separated the concepts and procedures governing whistleblower complaints from its existing Code of Business Conduct and Ethics and adopted a separate Whistleblower Policy. The Code of Business Conduct and Ethics, the Senior Officer Code of Ethics and the Whistleblower Policy are each available on the Company’s website at http://www.ur-energy.com/corporate-governance/.

The Company intends to disclose any amendment or waiver (including any implicit waiver) of its Senior Officer Code of Ethics on its website at http://www.ur-energy.com/corporate-governance/ within four business days following such amendment or waiver.

The Senior Officer Code of Ethics is filed with this Form 8-K as Exhibit 14.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
14.1	Code of Ethics for CEO, CFO and Senior Financial Officers, approved February 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud Title: Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Ethics for CEO, CFO and Senior Financial Officers, approved February 5, 2014.